Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our reports dated December 30, 2019 in the Registration Statement of The Hartford Mutual Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 169 under the Securities Act of 1933 (Form N-1A No. 333-02381).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 2020